                                                                  EXHIBIT 2.1


[SEAL]                                               Approved _____________
Prescribed by                                        Date _________________
Bob Taft, Secretary of State                         Fee __________________
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418
Form MER (July 1994)

                             CERTIFICATE OF MERGER

                 In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:



I.               SURVIVING ENTITY

                 A.       The name of the entity surviving the merger is:

                          SYGNET Communications, Inc.
                 -------------------------------------------------------------

                 -------------------------------------------------------------



                 B. Name change: As a result of this merger, the name of the surviving entity has been changed to the following: Sygnet Wireless, Inc.
                                     -----------------------------------------

                          ----------------------------------------------------
                          (complete only if the name of surviving entity is changing through the merger)

                 C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

                 /X/      Domestic (Ohio) corporation

                 / / Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of_______________, and licensed to transact business in the state of Ohio.

                 / / Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of ______________, and NOT licensed to transact business in the state of Ohio.

                 / /      Domestic (Ohio) limited liability company

                 / / Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _____________, and registered to do business in the state of Ohio.

                 / / Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _______________, and NOT registered to do business in the state of Ohio.

                 / / Domestic (Ohio) limited partnership, registration number __________________________________________

                 / / Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of__________, and registered to do business in the state of Ohio, under registration number ________________.

                 / / Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of ___________, and NOT registered to do business in the state of Ohio.

II.              Merging Entities

                 The name, type of entity, and state/country of incorporation or organization, respectively, or each entity, other than the survivor, which is a party to the merger are as follows: (if insufficient space to cover this item, please attach a separate sheet listing the merging entities; Ohio registered or foreign qualified limited partnerships must include registration number)


Name                               State/Country of Organization     Type of Entity

Wilcom Corporation                             Ohio                         Corporation
- -----------------------------      ----------------------------      --------------------------

- -----------------------------      ----------------------------      --------------------------

- -----------------------------      ----------------------------      --------------------------

- -----------------------------      ----------------------------      --------------------------

- -----------------------------      ----------------------------      --------------------------


III.             Merger Agreement on File

                 The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

          Name                                Address

Albert H. Pharis, Jr.            3910 South Avenue
- ----------------------------     ----------------------------------------------
                                 (street and number)

                                 Youngstown, Ohio 44512-1399
                                 ----------------------------------------------
                                 (city, village or township (state)  (zip code)


IV.              Effective Date of Merger

                 This merger is to be effective:

                 On August 31, 1996 (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.               Merger Authorized

                 The laws of the state or country under which each constituent entity exists, permits this merger.

                 This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.              Statutory Agent

                 The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:


                 Name                 Address

Albert H. Pharis, Jr.                 3910 South Avenue
- --------------------------------      --------------------------------------------
                                      (complete street address)

                                      Youngstown, Ohio              44512-1399
                                      --------------------------------------------
                                      (city, village or township)    (zip code)

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in the State of Ohio)

                 Acceptance of Agent

                 The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

                                                /s/ ALBERT H. PHARIS, JR.
                                                -----------------------------
                                                Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State's records).

VII.             Statement of Merger

                 Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.            Amendments

                 The articles of incorporation, articles of organization or certificate of limited partnership (strike the inapplicable terms) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A."

                 (Please note that any amendments to articles of incorporation, articles or organization or to a certificate of limited partnership MUST be attached if the surviving entity is a DOMESTIC corporation, limited liability company, or limited partnership.)

IX.              Qualification or Licensure of Foreign Surviving Entity

                 A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:


- ---------------------------------     ---------------------------------
(name)                                       (street and number)
                                      , Ohio
- --------------------------------------       --------------------------
(city, village or township)                   (zip code)

                 The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is cancelled.

                 B. The qualifying entity also states as follows: (complete only if applicable)

                          1. Foreign Qualifying Limited Liability Company (If the qualifying entity is a foreign limited liability company, the following information must be completed)

                                a.   The name of the limited liability
                                     company in its state of
                                     organization/registration is

                                     -----------------------------------

                                     -----------------------------------

                                b.   The name under which the limited
                                     liability company desires to transact
                                     business in Ohio is

                                     -----------------------------------

                                c.   The limited liability company was
                                     organized or registered on

                                     -----------------------------------
                                      month          day          year
                                     under the laws of the state/country of

                                     ------------------------------------

                                d.   The address to which interested persons
                                     may direct request for copies of the
                                     articles of organization, operating
                                     agreement, bylaws, or other charter
                                     documents of the company is:

                                     -------------------------------------

                                     -------------------------------------

                          2. Foreign Qualifying Limited Partnership (If the qualifying entity is a foreign limited partnership, the following information must be completed)

                                a.   The name of limited partnership is____

                                     __________________________________________

                                b.   The limited partnership was formed on
                                     _______________________________________
                                      month         day        year
                                     under the laws of the state/country of____
                                     __________________________

                                c. The address of the office of the limited partnership in its state/country of organization is________________________

                                d. The limited partnership's principal office address is ___________________________

                                e.   The names and business or residence
                                     addresses of the GENERAL partners of the partnership are as follows:

                                     Name              Address

                                     __________________________________________

                                     __________________________________________

                                     __________________________________________

                                     (If insufficient space to cover this item, please attached a separate sheet listing the general partners and their respective addresses)

                                f.   The address of the office where a list
                                     of the names and business or residence
                                     addresses of the limited partners and
                                     their respective capital contributions
                                     is to be maintained is:

                                     ________________________________________

                                     ________________________________________

                                     The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.

                 The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.


SYGNET Communications, Inc.
- ---------------------------------------                -----------------------------------------
exact name of entity                                   exact name of entity

By:  /s/ ALBERT H. PHARIS, JR                          By:
   ------------------------------------                   --------------------------------------
Its:  President                                        Its:
    -----------------------------------                    -------------------------------------

Date:   8/26/96                                        Date:
    -------------------------                               -----------------------

     Wilcom Corporation
- ---------------------------------------                -----------------------------------------
exact name of entity                                   exact name of entity

By:  /s/ WARREN P. WILLIAMSON III                      By:
   ------------------------------------                   --------------------------------------
Its:  Chairman                                         Its:
    -----------------------------------                    -------------------------------------

Date:  8/26/96                                         Date:
     ------------------------                               -----------------------

- ---------------------------------------                -----------------------------------------
exact name of entity                                   exact name of entity

By:                                                    By:
   ------------------------------------                   --------------------------------------
Its:                                                   Its:
    -----------------------------------                    -------------------------------------

Date:                                                  Date:
     ------------------------                               -----------------------

- ---------------------------------------                -----------------------------------------
exact name of entity                                   exact name of entity

By:                                                    By:
   ------------------------------------                   --------------------------------------
Its:                                                   Its:
    -----------------------------------                    -------------------------------------

Date:                                                  Date:
     ------------------------                               -----------------------

- ---------------------------------------                -----------------------------------------
exact name of entity                                   exact name of entity

By:                                                    By:
   ------------------------------------                   --------------------------------------
Its:                                                   Its:
    -----------------------------------                    -------------------------------------

Date:                                                  Date:
     ------------------------                               -----------------------


(Please note that the chairman of the board, the president, vice president, secretary or an assistant secretary must sign on behalf of each constituent corporation, and at least one general partner must sign on behalf of each constituent limited partnership; if insufficient space for signature, a separate sheet should be attached containing such signatures)

[SEAL]   Prescribed by
         Bob Taft, Secretary of State
         30 East Broad Street, 14th Floor
         Columbus, Ohio  43266-0418


                        CONSENT FOR USE OF SIMILAR NAME

                   (Where consenting entity is a corporation)

                          SIGNET Communications, Inc.
- -----------------------------------------------------------------------------------
                      (Name of Corporation giving consent)

(Charter/License Number)   797311
                         --------------------

gives its consent to     Sharron Youngstown Cellular, Inc.
                    ---------------------------------------------------------------
                    (Name of individual or proposed corporation receiving consent)


to use the name   Sygnet Communications, Inc.
                  -----------------------------------------------------------------


                                        This document is signed by any
                                        authorized corporate officer.


Date  8-26-96                                   Signed  /s/ ALBERT H. PHARIS, JR.
     ------------------                               -----------------------------

                                                Title    PRESIDENT
                                                      -----------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                              AMENDED AND RESTATED
                        AGREEMENT AND PLAN OF MERGER OF
                               WILCOM CORPORATION
                   WITH AND INTO SYGNET COMMUNICATIONS, INC.

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made and entered into on August 19, 1996, by and between Wilcom Corporation ("Wilcom"), a corporation organized and existing under the laws of the State of Ohio, (Wilcom being hereinafter sometimes referred to as the "Merging Corporation") and SYGNET Communications, Inc. ("Sygnet"), a corporation organized and existing under the laws of the State of Ohio (Sygnet being hereinafter sometimes referred to as the "Surviving Corporation"), said two corporations being hereinafter sometimes referred to collectively as the "Constituent Corporations"; and

         WHEREAS, this Amended and Restated Agreement and Plan of Merger restates the Agreement and Plan of Merger between the parties dated July 17, 1996; and

         WHEREAS, the Board of Directors and Shareholders of each of the Constituent Corporations believe that a simplified corporate structure will be required to facilitate future expansion; reduce management, tax, audit, and legal expenses; and allow for more efficient management of the Constituent Corporations and their affiliated entities; and

         WHEREAS, the Board of Directors and Shareholders of each of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations that Wilcom be merged with and into Sygnet, with Sygnet being the Surviving Corporation, under and pursuant to the laws of the State of Ohio and on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                    MERGER

         1.1 Wilcom shall be merged with and into Sygnet in accordance with the laws of the State of Ohio. The separate corporate existence of Wilcom shall thereby cease, and Sygnet shall be the Surviving Corporation.

         1.2 The name that the Surviving Corporation is to have after the merger shall be "Sygnet Wireless, Inc."

         1.3 At the Effective Time (as defined in Section 2.1 below), the separate existence of the Merging Corporation shall cease. Except as herein otherwise specifically set forth, from and after the Effective Time the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, to the extent consistent with its Articles of Incorporation, of the Constituent Corporations. All the rights, privileges, powers and franchises of the Merging Corporation, of a public as well as of a private nature, and all property, real, personal and mixed of the Merging Corporation, and all debts due on whatever account to them, including all choses in action and all and every other interest of or belonging to them, shall be taken by and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all such property, rights, privileges, immunities and franchises, of a public as well as of a private nature, and all and every other interest of the Merging Corporation shall be thereafter as effectually the property of the Surviving Corporation as they were of the Merging Corporation.

         1.4 From and after the Effective Time, the Surviving Corporation shall be subject to all the duties and liabilities of a corporation organized under the General Corporation Law of the State of Ohio and shall be liable and responsible for all the liabilities and obligations of the Constituent Corporations. The rights of the creditors of the Constituent Corporations, or of any person dealing with such corporations, or any liens upon the property of such corporations, shall not be impaired by this merger, and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if this merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in place of the Merging Corporation. Except as otherwise specifically provided to the contrary herein, the identity, existence, purposes, powers, franchises, rights immunities and liabilities of the Surviving Corporation shall continue unaffected and unimpaired by the merger.


                                   ARTICLE II
                       TERMS AND CONDITIONS OF THE MERGER

         The terms and conditions of the merger shall be as follows:

         2.1 The merger shall become effective, pursuant to Section 1701.78 of the General Corporation Law of the State of Ohio, at the close of business August 31, 1996 or when the Agreement and any other necessary documents are filed with the Ohio Secretary of State, whichever is later. The time and date of such effectiveness is referred to in this Agreement as the "Effective Time."

         2.2 Prior to the Effective Time, the Constituent Corporations shall take all such action as shall be necessary or appropriate in order to effect the merger. If at any time after the Effective Time, the Surviving Corporation shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable in order to vest in, or confirm to, the Surviving Corporation full title to all of the property, assets, rights, privileges and franchises of the Constituent Corporations, or any of them, the officers and directors of the Constituent Corporations shall execute and deliver all such instruments and take all such further actions as the Surviving Corporation may determine to be necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all such property, assets, rights, privileges, immunities and franchises, and otherwise to carry out the purposes of this Agreement and Plan.


                                  ARTICLE III
                   CHARTER AND BYLAWS; DIRECTORS AND OFFICERS

         3.1 Except as provided otherwise in Section 1.2, the Articles of Incorporation of Sygnet, as in effect immediately prior to the Effective Time, shall, after the merger, continue to be the Articles of Incorporation of the Surviving Corporation, and are not amended by this Agreement.

         3.2 The Code of Regulations of Sygnet, as in effect immediately prior to the Effective Time, shall, after the merger, continue to be the Code of Regulations of the Surviving Corporation. The Code of Regulations of Sygnet is not amended by this Agreement.

         3.3 The persons who are the Directors and officers of Sygnet immediately prior to the Effective Time shall, after the merger, continue as the Directors and officers of the Surviving Corporation without change, to serve, subject to the provisions of the Code of Regulations of the Surviving Corporation, until their successors have been duly elected and qualified in accordance with the laws of the State of Ohio and the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

                                   ARTICLE IV
                              CONVERSION OF SHARES

         4.1 The Surviving Corporation presently has issued and outstanding 187,782 shares of no par value Type A common stock ("Sygnet Type A Common"), 987,857 shares of no par value Type B common stock ("Sygnet Type B Common"), and 62,556 shares of no par value Type C common stock ("Sygnet Type C Common"); which shares of Sygnet Type A Common, Sygnet Type B Common, and Sygnet Type C Common are the only outstanding shares of the Surviving Corporation.

         4.2 Wilcom presently has issued and outstanding 500 shares of no par value Type A common stock ("Wilcom Type A Common") and 2,500 shares of no par value Type B common stock ("Wilcom Type B Common").

         4.3 At the Effective Time, each issued and outstanding share of Wilcom Type A Common shall be converted into approximately 8.72 shares of Sygnet Type A Common and each such issued and outstanding share of Wilcom Type B Common shall be converted into approximately 8.72 shares of Sygnet Type B Common. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Wilcom Type A Common or Wilcom Type B Common may, but shall not be required to, surrender the same to the Surviving Corporation for cancellation or transfer, and each such holder or transferee will be entitled to receive, respectively, certificates representing approximately 8.72 shares of Sygnet Type A Common or approximately 8.72 shares of Sygnet Type B Common for every one (1) share of Wilcom Type A Common or Wilcom Type B Common previously represented by the stock certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which prior to the Effective Time represented Wilcom Type A Common or Wilcom Type B Common, respectively, shall be deemed and treated for all corporate purposes to represent the ownership of approximately 8.72 shares of Sygnet Type A Common or approximately 8.72 shares of Sygnet Type B Common.
The exact results of this conversion are set forth in the chart below.



=======================================================================================================
         WILCOM SHAREHOLDERS                      CURRENT WILCOM SHARES        ISSUED SYGNET SHARES
                                          -------------------------------------------------------------
                                                     A                 B           A             B
- -------------------------------------------------------------------------------------------------------
  Lowry Stewart                                     10                 0           87            0
- -------------------------------------------------------------------------------------------------------
  Albert H. Pharis, Jr.                             20                100         175           872
- -------------------------------------------------------------------------------------------------------
  J.D. Williamson, II                               235                0         2,049           0
- -------------------------------------------------------------------------------------------------------
  W.P. Williamson, III                              235              1,175       2,049         10,246
- -------------------------------------------------------------------------------------------------------
  David Stewart                                      0                 50          0            436
- -------------------------------------------------------------------------------------------------------
  John Boydston                                      0               1,175         0           10,246
- -------------------------------------------------------------------------------------------------------
  TOTAL                                             500              2,500       4,360         21,800
=======================================================================================================

                                   ARTICLE V
                                 MISCELLANEOUS

         5.1 Notwithstanding anything herein to the contrary, the Board of Directors of any of the Constituent Corporations may, in their sole discretion and at any time prior to the filing with the Secretary of State of Ohio of the necessary Articles of Merger giving effect to the merger, by resolution duly adopted, abandon the merger if it shall deem such action necessary, desirable and in the best interests of the respective Constituent

Corporation. In the event of such determination and abandonment of this Agreement and Plan pursuant to the provisions of this Paragraph 5.1, the same shall become null and void and shall have no further effect. Such termination shall not give rise to any liability on the part of any of the Constituent Corporations or its Directors, officers or shareholders in respect of this Agreement and Plan.

         5.2 The Shareholders of Wilcom and Sygnet dissenting to the Agreement and Plan shall be entitled, pursuant to Sections 1701.84 and 1701.85 of the General Corporation Law of the State of Ohio, to be paid the fair value of their shares upon compliance with such statutory sections.

         5.3 This Agreement and Plan embodies the entire agreement between the parties hereto and there are no agreements, understandings, restrictions or warranties between the parties hereto other than those set forth herein or herein provided for.

         IN WITNESS WHEREOF, this Amended and Restated Agreement and Plan of Merger has been signed by the duly authorized officers of the Constituent Corporations pursuant to the authorization by the Board of Directors and Shareholders of the Constituent Corporations, all as of the day and year first above written.

                             WILCOM CORPORATION

                             By:       /s/ W.P. WILLIAMSON, III
                                      ------------------------------------------


ATTEST:                      Title:    Chairman
                                      ------------------------------------------

 /s/ LYNN WILLIAMSON
- --------------------
Secretary



                             SYGNET COMMUNICATIONS, INC.

                             By:       /s/ ALBERT H. PHARIS, JR.
                                      ------------------------------------------



ATTEST:                      Title:    President
                                      ------------------------------------------

 /s/ LYNN WILLIAMSON
- --------------------
Secretary